Exhibit 99.1
Synalloy Reports Strong Second Quarter 2021 Results
- Sequential and Year-Over-Year Growth in Net Sales, Gross Profit, Net Income and Adjusted EBITDA -

Richmond, Virginia, August 9, 2021 - Synalloy Corporation (Nasdaq: SYNL) (“Synalloy” or the “Company”), an industrials company focused on the production and distribution of piping, tubing and specialty chemicals, is reporting its results for the second quarter ended June 30, 2021.

Second Quarter 2021 Summary

(in millions, except per share and margin)	Q2 2021	Q1 2021	Q2 2020
Net Sales	$83.1	$69.8	$66.1
Gross Profit	$14.1	$8.7	$4.4
Gross Profit Margin	17.0%	12.5%	6.6%
Net Income (Loss)	$2.9	$1.1	$(7.0)
Diluted Earnings (Loss) per share	$0.31	$0.12	$(0.77)
Adjusted EBITDA	$9.8	$4.9	$1.9
Adjusted EBITDA Margin	11.7%	7.0%	2.9%
Management Commentary
“Our second quarter results reflect continued progress on our initiatives to improve operations across the business while establishing a permanent foundation to drive profitable growth,” said Chris Hutter, interim president and CEO of Synalloy. “We achieved net sales growth across both of our segments and continue to see improvements in customer demand for our products.
“The strength experienced in the second quarter is largely attributable to our metals segment, which generated year-over-year and sequential gains across all key financial metrics. This quarter, the segment benefited from favorable trends in commodities pricing, mill throughput and rebounding customer demand. The improvement is also directly attributable to the efforts of our metals segment team members as they work tirelessly to deliver results to our stakeholders. Profitability at our chemicals segment proved to be a challenge during the quarter, as we faced operational hurdles due to labor constraints and product shipment delays related to trucking shortages. Despite these challenges, we are encouraged by the demand from our customers going into the back half of the year and we are continuing to invest in our new leadership team as we take measures to better realize the embedded value in the segment going forward.
“Overall, I am proud of the work our team has put in during the first half of the year and I am grateful for all that we have accomplished together since I joined as interim CEO over nine months ago. Most importantly, we’ve continued to build out our leadership team with proven industry executives and are beginning to benefit from streamlined processes while deepening our customer relationships by delivering best-in-class products, services and solutions. I am confident that we are laying the foundation for sustained shareholder value creation.”

Second Quarter 2021 Financial Results
Net sales increased 26% to $83.1 million compared to $66.1 million in the second quarter of 2020. This increase was attributable to strong volumes and positive trends in commodity prices in the metals segment, as a result of re-opening-driven demand increases and a rising surcharge market.
Gross profit increased significantly to $14.1 million, or 17.0% of net sales, compared to $4.4 million, or 6.6% of net sales, in the second quarter of 2020. The increase in both gross profit and gross margin was driven by the increased pricing that benefited net sales during the quarter, along with better operational efficiencies that came with higher volumes.
Net income increased to $2.9 million, or $0.31 diluted earnings per share, compared to a net loss of $(7.0) million, or $(0.77) diluted loss per share, in the second quarter of 2020. Excluding impacts from 2020 activities associated with exiting the Palmer business, net income in the second quarter of 2021 increased $1.9 million over the prior year period.

Adjusted EBITDA increased significantly to $9.8 million compared to $1.9 million in the second quarter of 2020. Adjusted EBITDA margin also improved 880 basis points to 11.7% compared to 2.9% in the prior year period.

Segment Results
Metals – Net sales in the second quarter of 2021 increased 31% to $68.1 million compared to $52.0 million in the second quarter of 2020. Net income in the second quarter increased materially to $6.5 million compared to a net loss of $7.3 million in the prior year period. Adjusted EBITDA in the second quarter increased significantly to $10.1 million compared to $0.5 million in the prior year period. As a percentage of segment net sales, adjusted EBITDA margin improved to 14.8% compared to 0.9% in the second quarter of 2020.

Specialty Chemicals – Net sales in the second quarter of 2021 increased 6% to $15.0 million compared to $14.1 million in the second quarter of 2020. Net loss in the second quarter was $(0.4) million compared to net income of $2.0 million in the prior year period. Adjusted EBITDA in the second quarter was $0.8 million compared to $2.5 million in the prior year period. Adjusted EBITDA margin was 5.2% compared to 17.4% in the second quarter of 2020.
Liquidity
As of June 30, 2021, total debt under the Company’s revolving credit facility was $59.5 million, compared to $61.4 million at December 31, 2020. As of the end of the second quarter of 2021, the Company had $45.5 million of remaining available borrowing capacity under its revolving credit facility, compared to $11.0 million at December 31, 2020.
Conference Call
Synalloy will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2021.
Synalloy management will host the conference call, followed by a question-and-answer period.
Date: Monday, August 9, 2021
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-303-6648
International dial-in number: 1-970-315-0443
Conference ID: 3593976
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.
The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.synalloy.com.
About Synalloy Corporation
Synalloy Corporation (Nasdaq: SYNL) is a company that engages in a number of diverse business activities including the production of stainless steel and galvanized pipe and tube, the master distribution of seamless carbon pipe and tube, and the production of specialty chemicals. For more information about Synalloy Corporation, please visit its website at www.synalloy.com.

Forward-Looking Statements
This earnings release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are forward-looking statements. The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date hereof. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions, including risks relating to the impact and spread of and the government’s response to COVID-19; inability to weather an economic downturn; a prolonged decrease in nickel and oil prices; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; financial stability of our customers; customer delays or difficulties in the production of products; loss of consumer or investor confidence; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; risks associated with mergers, acquisitions, dispositions and other expansion activities; environmental issues; negative or unexpected results from tax law changes; inability to comply with covenants and ratios required by our debt financing arrangements; and other risks detailed in the Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission ("SEC") on March 9, 2021, particularly under the heading of “Risk Factors” and from time-to-time in Synalloy Corporation's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.
Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted EBITDA is a non-GAAP measure and excludes asset impairment, interest expense (including change in fair value of interest rate swap), income taxes, depreciation, amortization, stock-based compensation, non-cash lease cost, acquisition costs and other fees, proxy contest costs and recoveries, earn-out adjustments, loss on extinguishment of debt, realized and unrealized (gains) and losses on investments in equity securities, retention costs and restructuring & severance costs from net income.
Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Company Contact
Sally Cunningham
Senior Vice President & Chief Financial Officer
1-804-822-3260
Investor Relations
Cody Slach or Cody Cree
Gateway Investor Relations
1-949-574-3860
SYNL@gatewayir.com

SYNALLOY CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	(Unaudited)
	June 30, 2021	December 31, 2020
Assets
Cash	$761	$236
Accounts receivable, net of allowance for credit losses of $134 and $496, respectively	41,081	28,183
Inventories, net	90,195	85,080
Prepaid expenses and other current assets	10,358	13,384
Total current assets	142,395	126,883

Property, plant and equipment, net	31,777	35,096
Right-of-use assets, operating leases, net	31,092	31,769
Goodwill	1,355	1,355
Intangible assets, net	10,066	11,426
Deferred charges, net	352	455
Total assets	$217,037	$206,984

Liabilities and Shareholders' Equity
Accounts payable	$25,307	$19,732
Accounts payable - related parties	632	—
Accrued expenses and other current liabilities	8,547	6,123
Current portion of long-term debt	1,750	875
Current portion of earn-out liability	3,047	3,434
Current portion operating lease liabilities	927	867
Current portion of finance lease liabilities	45	19
Total current liabilities	40,255	31,050

Long-term debt	57,750	60,495
Long-term portion of earn-out liability	—	287
Long-term portion of operating lease liabilities	32,281	32,771
Long-term portion of finance lease liabilities	53	37
Deferred income taxes	1,881	1,957
Other long-term liabilities	86	92
Shareholders' equity	84,731	80,295
Total liabilities and shareholders' equity	$217,037	$206,984
Note: The condensed consolidated balance sheet at December 31, 2020 has been derived from the audited consolidated financial statements at that date.

SYNALLOY CORPORATION
Condensed Consolidated Statement of Operations - Comparative Analysis (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales
Metals Segment	$68,097	$52,018	$123,311	$112,681
Specialty Chemicals Segment	14,990	14,118	29,554	28,152
	$83,087	$66,136	$152,865	$140,833
Operating income (loss)
Metals Segment	$7,504	$(9,155)	$10,081	$(8,221)
Specialty Chemicals Segment	(414)	1,980	642	2,447

Unallocated expense (income)
Corporate	1,360	1,586	3,127	3,607
Acquisition costs and other	—	6	—	135
Proxy contest costs and recoveries	632	2,734	168	2,909
Earn-out adjustments	1,044	(827)	1,270	(823)
Operating income (loss)	4,054	(10,674)	6,158	(11,602)
Interest expense	353	532	739	1,251
Loss on extinguishment of debt	—	—	223	—
Change in fair value of interest rate swap	—	(4)	(2)	81
Other, net	—	(2,129)	162	(1,303)
Income (loss) before income taxes	3,701	(9,073)	5,036	(11,631)
Income tax provision (benefit)	815	(2,116)	1,056	(3,496)
Net income (loss)	$2,886	$(6,957)	$3,980	$(8,135)

Net income (loss) per common share
Basic	$0.31	$(0.77)	$0.43	$(0.90)
Diluted	$0.31	$(0.77)	$0.43	$(0.90)

Average shares outstanding
Basic	9,233	9,058	9,212	9,066
Diluted	9,331	9,058	9,315	9,066

Other data:
Adjusted EBITDA (1)	$9,763	$1,947	$14,639	$4,587
(1) The term Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results to determine the value of a company. An item is included in the measure if its periodic value is inconsistent and sufficiently material that not identifying the item would render period comparability less meaningful to the reader or if including the item provides a clearer representation of normalized periodic earnings. The Company includes in Adjusted EBITDA two categories of items: 1) Base EBITDA components, including: interest expense (including change in fair value of interest rate swap), income taxes, depreciation and amortization, and 2) Material transaction costs including: asset impairment, acquisition costs and other fees, loss on extinguishment of debt, proxy contest costs and recoveries, earn-out adjustments, realized and unrealized (gains) and losses on investments in equity securities and other investments, stock-based compensation, non-cash lease expense, retention costs and restructuring & severance costs from net income. For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income (Loss) to Adjusted EBITDA.

SYNALLOY CORPORATION
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
(in thousands)	2021	2020
Operating activities
Net income (loss)	$3,980	$(8,135)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	3,591	3,866
Amortization expense	1,360	1,619
Amortization of debt issuance costs	46	80
Asset impairments	233	6,079
Loss on extinguishment of debt	223	—
Unrealized gain on equity securities	—	(208)
Deferred income taxes	(76)	(458)
Proceeds from business interruption insurance	—	1,040
Gain on sale of equity securities	—	(31)
Earn-out adjustments	1,270	(823)
Payments of earn-out liabilities in excess of acquisition date fair value	—	(292)
(Reduction of) provision for losses on accounts receivable	(362)	316
Provision for losses on inventories	368	553
(Gain) loss on disposal of property, plant and equipment	(81)	238
Non-cash lease expense	249	256
Non-cash lease termination loss	—	24
Change in fair value of interest rate swap	(2)	81
Stock-based compensation expense	456	766
Changes in operating assets and liabilities:
Accounts receivable	(12,536)	(1,917)
Inventories	(5,482)	(1,411)
Other assets and liabilities	(570)	(2,225)
Accounts payable	5,575	3,694
Accounts payable - related parties	632	—
Accrued expenses	1,370	(203)
Accrued income taxes	4,751	(3,082)
Net cash provided by (used in) operating activities	4,995	(173)
Investing activities
Purchases of property, plant and equipment	(563)	(1,969)
Proceeds from disposal of property, plant and equipment	138	100
Proceeds from sale of equity securities	—	2,667
Net cash (used in) provided by investing activities	(425)	798
Financing activities
Borrowings from long-term debt	38,398	5,080
Payments on long-term debt	(40,269)	(2,000)
Principal payments on finance lease obligations	(19)	(93)
Payments for finance lease terminations	—	(204)
Payments on earn-out liabilities	(1,944)	(1,987)
Payments for termination of interest rate swap	(46)	—
Repurchase of common stock	—	(635)
Payments for deferred financing costs	(165)	—
Net cash (used in) provided by financing activities	(4,045)	161
Increase in cash and cash equivalents	525	786
Cash and cash equivalents, beginning of period	236	626
Cash and cash equivalents, end of period	$761	$1,412

SYNALLOY CORPORATION
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Consolidated
Net income (loss)	$2,886	$(6,957)	$3,980	$(8,135)
Adjustments:
Interest expense	353	532	739	1,251
Change in fair value of interest rate swap	—	(4)	(2)	81
Income taxes	815	(2,116)	1,056	(3,496)
Depreciation	1,774	1,989	3,591	3,947
Amortization	680	810	1,360	1,619
EBITDA	6,508	(5,746)	10,724	(4,733)
Acquisition costs and other	—	6	—	138
Proxy contest costs and recoveries (1)	632	2,734	168	2,909
Loss on extinguishment of debt	—	—	223	—
Earn-out adjustments	1,044	(827)	1,270	(823)
Loss (gain) on investment in equity securities and other investments	—	(1,092)	363	(240)
Asset impairments	233	6,079	233	6,079
Stock-based compensation	269	430	456	766
Non-cash lease expense	124	128	249	256
Retention expense	476	235	476	235
Restructuring and severance costs	477	—	477	—
Adjusted EBITDA	$9,763	$1,947	$14,639	$4,587
% sales	11.7%	2.9%	9.6%	3.3%

Metals Segment
Net income (loss)	$6,463	$(7,308)	$9,002	$(6,381)
Adjustments:
Interest expense	—	7	—	11
Depreciation expense	1,350	1,559	2,742	3,070
Amortization expense	680	810	1,360	1,619
EBITDA	8,493	(4,932)	13,104	(1,681)
Acquisition costs and other	—	—	—	3
Earn-out adjustments	1,044	(827)	1,270	(823)
Asset impairments	—	6,079	—	6,079
Stock-based compensation	46	130	83	171
Retention expense	476	—	476	—
Restructuring and severance costs	50	—	50	—
Metals Segment Adjusted EBITDA	$10,109	$450	$14,983	$3,749
% segment sales	14.8%	0.9%	12.2%	3.3%

Specialty Chemicals Segment
Net income (loss)	$(414)	$1,980	$641	$2,460
Adjustments:
Interest expense	—	1	—	9
Depreciation expense	390	389	776	792
EBITDA	(24)	2,370	1,417	3,261
Asset impairments	233	—	233	—
Stock-based compensation	136	80	167	118
Restructuring and severance costs	427	—	427	—
Specialty Chemicals Segment Adjusted EBITDA	$772	$2,450	$2,244	$3,379
% segment sales	5.2%	17.4%	7.6%	12.0%
(1) Proxy contest costs and recoveries for the three months ended June 30, 2021 are reimbursements of documented, out-of-pocket costs to Privet and UPG. Proxy contest costs and recoveries for the six months ended June 30, 2021 are reimbursements of documented, out-of-pocket costs to Privet and UPG partially offset by insurance recoveries for costs related to the 2020 shareholder activism.